Exhibit 23.0

CONSENT OF BEARD MILLER COMPANY LLP

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-122247) of BV Financial, Inc. of our report dated September 8, 2005, relating to the consolidated financial statements of BV Financial, Inc., which appears in this Form 10-KSB.

/s/ BEARD MILLER COMPANY LLP

Baltimore, Maryland

September 23, 2005